                                                                   Exhibit 10.80




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          PHONETEL TECHNOLOGIES, INC.,

                           PHONETEL ACQUISITION CORP.

                                       and

                           COMMUNICATIONS CENTRAL INC.

                                   dated as of

                                 March 14, 1997

                             Index of Defined Terms
                             ----------------------

Defined Term                                                                                Section No.
------------                                                                                -----------
Agreement....................................................................................Recitals
Acquisition Proposal...........................................................................5.4(a)
Appointment Date..................................................................................5.1
Articles of Incorporation......................................................................1.2(a)
Average Net Revenue..............................................................................3.20
Balance Sheet.................................................................................3.10(a)
By-laws........................................................................................1.4(b)
Certificates...................................................................................2.2(b)
Closing...........................................................................................1.6
Closing Date......................................................................................1.6
Code...........................................................................................3.9(a)
Common Stock...................................................................................1.1(a)
Company......................................................................................Recitals
Company Agreements................................................................................3.4
Company Disclosure Schedule.......................................................................III
Company Material Adverse Effect................................................................3.1(a)
Company SEC Documents.............................................................................3.5
Company Surviving Corporation..................................................................1.4(b)
Confidentiality Agreement......................................................................5.2(a)
Copyrights....................................................................................3.11(c)
Dissenting Shareholders........................................................................2.1(c)
D&O Insurance..................................................................................5.8(b)
Effective Time....................................................................................1.5
Employment Agreement.............................................................................5.10
Encumbrances...................................................................................3.2(b)
Environmental Claim...........................................................................3.15(g)
Environmental Laws............................................................................3.15(g)
ERISA..........................................................................................3.9(a)
ERISA Affiliate................................................................................3.9(a)
Escrow Agent.....................................................................................1.10
Escrow Amount....................................................................................1.10
Exchange Act...................................................................................1.1(a)
Executive........................................................................................5.10
Financial Statements..............................................................................3.5
Financing Condition............................................................................1.1(a)
fully diluted basis............................................................................1.1(a)
GAAP..............................................................................................3.5
GBCC...........................................................................................1.2(a)
Governmental Entity...............................................................................3.4
Hazardous Materials...........................................................................3.15(g)
HSR Act........................................................................................1.1(a)
Indemnified Party..............................................................................5.8(a)


Independent Directors..........................................................................1.3(c)
Intellectual Property.........................................................................3.11(c)
Licenses......................................................................................3.11(c)
Merger............................................................................................1.4
Merger Consideration...........................................................................2.1(c)
Minimum Condition..............................................................................1.1(a)
Offer..........................................................................................1.1(a)
Offer Documents................................................................................1.1(b)
Offer Price....................................................................................1.1(a)
Offer to Purchase..............................................................................1.1(a)
Options...........................................................................................2.4
Parent.......................................................................................Recitals
Patents.......................................................................................3.11(c)
Paying Agent...................................................................................2.2(a)
PBGC...........................................................................................3.9(b)
PCBs..........................................................................................3.15(e)
Plans..........................................................................................3.9(a)
Preferred Stock................................................................................3.2(a)
Proxy Statement................................................................................1.8(a)
Purchaser....................................................................................Recitals
Purchaser Common Stock............................................................................2.1
Purchaser Surviving Corporation................................................................1.4(a)
Rights ..........................................................................................3.18
Rights Agreement.................................................................................3.18
Schedule 14D-1.................................................................................1.1(b)
Schedule 14D-9.................................................................................1.2(b)
SEC............................................................................................1.1(b)
Secretary of State................................................................................1.5
Securities Act....................................................................................3.5
Shares.........................................................................................1.1(a)
Special Meeting................................................................................1.8(a)
Stock Option Plans................................................................................2.4
Subsidiary.....................................................................................3.1(a)
Superior Proposal..............................................................................5.4(b)
Surviving Corporation..........................................................................1.4(a)
Tax...........................................................................................3.10(k)
Taxes.........................................................................................3.10(k)
Tax Return....................................................................................3.10(k)
Termination Fee................................................................................8.1(b)
Title IV Plan..................................................................................3.9(a)
Trademarks....................................................................................3.11(c)
Transactions...................................................................................1.2(a)
Voting Debt....................................................................................3.2(a)
Warrants..........................................................................................2.4

                                Table of Contents

                                                                                                  Page
                                                                                                  ----

                                    ARTICLE I

                              THE OFFER AND MERGER
Section 1.1              The Offer................................................................  1
Section 1.2              Company Actions..........................................................  4
Section 1.3              Directors................................................................  6
Section 1.4              The Merger...............................................................  8
Section 1.5              Effective Time........................................................... 10
Section 1.6              Closing.................................................................. 10
Section 1.7              Directors and Officers of the
                              Surviving Corporation............................................... 10
Section 1.8              Shareholders' Meeting.................................................... 10
Section 1.9              Merger Without Meeting of Shareholders................................... 11
Section 1.10             Escrow................................................................... 12

                                   ARTICLE II

                            CONVERSION OF SECURITIES

Section 2.1              Conversion of Capital Stock.............................................. 12
Section 2.2              Exchange of Certificates................................................. 13
Section 2.3              Dissenters' Rights....................................................... 15
Section 2.4              Options and Warrants..................................................... 15

                                   ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

Section 3.1              Organization............................................................. 17
Section 3.2              Capitalization........................................................... 17
Section 3.3              Authorization; Validity of Agreement;
                              Company Action...................................................... 19
Section 3.4              Consents and Approvals; No Violations.................................... 19
Section 3.5              SEC Reports and Financial Statements..................................... 20
Section 3.6              Absence of Certain Changes............................................... 21
Section 3.7              No Undisclosed Liabilities............................................... 21
Section 3.8              Litigation............................................................... 21
Section 3.9              Employee Benefit Plans................................................... 22
Section 3.10             Tax Matters; Government Benefits......................................... 24
Section 3.11             Intellectual Property.................................................... 27

Section 3.12             Employment Matters....................................................... 28
Section 3.13             Compliance with Laws..................................................... 28
Section 3.14             Vote Required............................................................ 29
Section 3.15             Environmental Laws....................................................... 29
Section 3.16             Information in Proxy Statement........................................... 31
Section 3.17             Opinion of Financial Advisor............................................. 32
Section 3.18             Rights Agreement......................................................... 32
Section 3.19             Phones................................................................... 32
Section 3.20             Average Net Revenue...................................................... 32
Section 3.21             Brokers or Finders....................................................... 33


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

Section 4.1              Organization............................................................. 33
Section 4.2              Authorization; Validity of Agreement;
                              Necessary Action.................................................... 33
Section 4.3              Consents and Approvals; No Violations.................................... 34
Section 4.4              Information in Proxy Statement........................................... 34
Section 4.5              Financing................................................................ 35


                                    ARTICLE V

                                    COVENANTS

Section 5.1              Interim Operations of the Company........................................ 35
Section 5.2              Access; Confidentiality.................................................. 37
Section 5.3              Consents and Approvals................................................... 38
Section 5.4              No Solicitation.......................................................... 39
Section 5.5              Additional Agreements.................................................... 41
Section 5.6              Publicity................................................................ 41
Section 5.7              Notification of Certain Matters.......................................... 41
Section 5.8              Directors' and Officers' Insurance and
                              Indemnification..................................................... 42
Section 5.9              Purchaser Compliance..................................................... 43
Section 5.10             Severance Arrangements................................................... 43
Section 5.11             Financing................................................................ 43
Section 5.12             Additional Employee Covenants............................................ 43
Section 5.13             Senior Credit Refinancing................................................ 44


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

Section 6.1              Conditions to Each Party's Obligation
                              to Effect the Merger................................................ 44
Section 6.2              Condition to Parent's and the
                              Purchaser's Obligations to Effect
                              the Merger.......................................................... 45

                                   ARTICLE VII

                                   TERMINATION

Section 7.1              Termination.............................................................. 45
Section 7.2              Effect of Termination.................................................... 47


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1              Fees and Expenses........................................................ 47
Section 8.2              Amendment and Modification............................................... 48
Section 8.3              Non-survival of Representations and
                              Warranties.......................................................... 48
Section 8.4              Notices.................................................................. 49
Section 8.5              Interpretation........................................................... 50
Section 8.6              Counterparts............................................................. 50
Section 8.7              Entire Agreement; No Third Party Benficiaries............................ 50
Section 8.8              Severability............................................................. 50
Section 8.9              Governing Law............................................................ 51
Section 8.10             Assignment............................................................... 51


ANNEX A  Conditions of the Offer................................................................. A-1

EXHIBIT A  Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of March 14, 1997, by and among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), PhoneTel Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Communications Central Inc., a Georgia corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1.1  THE OFFER.

                  (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company (including the related Rights (as defined in Section 3.18 of this Agreement)) at a price of $12.85 per Share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least seventy-five percent (75%) of the Shares outstanding on a fully diluted basis (the "Minimum

Condition"), (ii) the receipt by Parent of financing sufficient in amount to enable it and the Purchaser to consummate the Offer and the Merger (as hereinafter defined) and to refinance certain indebtedness for borrowed money of the Company and to pay related fees and expenses (the "Financing Condition") and
(iii) the other conditions set forth in Annex A hereto, and shall consummate the Offer in accordance with its terms. As used herein, "fully diluted basis" takes into account issued and outstanding Shares and Shares subject to issuance under outstanding stock options and warrants. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition, the Financing Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition, the Financing Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the written consent of the Company; provided, however, that if on the initial scheduled expiration date of the Offer, which shall be twenty business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date for one or more periods totalling not more than thirty days. Notwithstanding the foregoing, (i) Parent or the Purchaser can waive, in writing, the Minimum Condition without the written consent of the Company in the event that at least 50.1% of the Shares outstanding on a fully diluted basis are validly tendered and not withdrawn on or prior to the expiration of the Offer and (ii) the Purchaser may extend the initial expiration date or any extension thereof, as the Purchaser reasonably deems necessary to comply with any legal or regulatory requirements, including but not limited to, the termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal more than seventy-five percent (75%) of the outstanding Shares, but less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed twenty business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer. Notwithstanding the foregoing, the Offer may not be extended beyond the date of termination of this Agreement pursuant to Article VII hereof.

                  (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent represents and warrants to the Company that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents. The Company represents and warrants to Parent and the Purchaser that the information supplied by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents and Parent represents and warrants to the Company that the information supplied by Parent or the Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel, in writing, with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  Section 1.2 COMPANY ACTIONS.

                  (a) The Company hereby approves of and consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement, the Offer and the Merger (as defined in Section 1.4 hereof) are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of the Offer, this Agreement and the Transactions, including the Merger, for purposes of Section 14-2-1111 and Section 14-2-1132 of the Georgia Business Corporation Code (the "GBCC") and Article VII of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), such that the provisions of Section 14-2-1111 and the restrictions contained in Section 14-2-1132 of the GBCC and Article VII of the Company's Articles of Incorpo-ration will not apply to the Transactions, and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, only after receipt of advice from outside legal counsel, failure to withdraw, modify or amend such recommendation would result in the Board of Directors violating its fiduciary duties to the Company's shareholders under applicable law. The Company represents and warrants that the actions set forth in this Section 1.2(a) and all other actions it has taken in connection therewith are sufficient to render the relevant provisions of such
Section 14-2-1111 and the restrictions contained in Section 14-2-1132 of the GBCC and Article VII of the Company's Articles of Incorporation inapplicable to the Offer and the Merger.

                  (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.4(b) hereof, contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Company represents and warrants to Parent and the Purchaser that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser, in writing, expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the
Schedule 14D-9
if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel, in writing, with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                  (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all record holders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                  Section 1.3  DIRECTORS.

                  (a) Promptly upon the purchase of and payment for Shares by the Purchaser which represent at least a majority of the outstanding Shares, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon the request of Parent, use its best reasonable efforts promptly either to increase the size of its Board of Directors, including amending the By-Laws of the Company if necessary to so increase the size of the Company's Board of Directors, or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company's Board of Directors, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1 hereof) of the Company and (iii) each committee (or similar body) of each such board.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser shall supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(b) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  (c) In the event that Parent's designees are elected to the Company's Board of Directors, until the Effective Time (as defined in Section
1.5 hereof), the Company's Board of Directors shall have at least three directors who are directors on the date hereof and who would constitute Continuing Directors for purposes of Article VII of the Company's Articles of Incorporation (the "Independent Directors"), provided that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there is only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate three persons to fill such vacancies who shall not be shareholders, affiliates or associates of Parent or the Purchaser and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time (as hereinafter defined), the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, or (c) take any other action by the Company's Board of Directors under or in connection with this Agreement.

                  Section 1.4 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") as set forth below.

                  (a) In the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the Shares of the Company, pursuant to the Offer or otherwise, then, at the election of Parent, pursuant to the Merger (i) the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease, (ii) the Purchaser shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Purchaser Surviving Corporation" or the "Surviving Corporation") and shall continue to be governed by the laws of the State of Georgia, and (iii) all the rights, privileges, immunities, powers and franchises of the Company shall vest in the Purchaser Surviving Corporation and, except as otherwise provided for in this

Agreement, all obligations, duties, debts and liabilities of the Company shall be the obligations, duties, debts and liabilities of the Purchaser Surviving Corporation.

                  (b) Except in the event Section 1.4(a) above applies, then, pursuant to the Merger (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall cease, (ii) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Company Surviving Corporation" or the "Surviving Corporation") and shall continue to be governed by the laws of the State of Georgia, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4(b). Pursuant to the Merger, (x) the Articles of Incorporation shall be amended in its entirety to read as the Articles of Incorporation of the Purchaser, in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "FIRST: The name of the corporation is Communications Central Inc." and, as so amended, shall be the Articles of Incorporation of the Company Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, except that if the Purchaser shall acquire less than seventy-five percent of the outstanding Shares pursuant to the Offer or otherwise, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Company Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (y) the By-Laws of the Purchaser (the "By-laws"), as in effect immediately prior to the Effective Time, shall be the By-laws of the Company Surviving Corporation until thereafter amended as provided by law, by the Articles of Incorporation of the Company Surviving Corporation or by such By-laws, except that if the Purchaser shall acquire less than seventy-five percent of the outstanding Shares pursuant to the Offer, the By-laws of the Company, as in effect immediately prior to the Effective Time shall be the By-laws of the Company Surviving Corporation until thereafter amended as provided by law, by the Articles of Incorporation of the Company Surviving Corporation or by such By-laws. The Merger shall have the effects specified in the GBCC.


                  Section 1.5 EFFECTIVE TIME. Parent, the Purchaser and the Company will cause a Certificate of Merger to be executed and filed on the Closing Date (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of Georgia (the "Secretary of State") as provided in the GBCC. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  Section 1.6 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof, or such other date as may be agreed to by the parties in writing (the "Closing Date"), at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto.

                  Section 1.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-laws of the Surviving Corporation.

                  Section 1.8  SHAREHOLDERS' MEETING.

                  (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of the Board of
Directors:

                         (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable fol-lowing the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                         (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                         (iii) include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

                  Section 1.9 MERGER WITHOUT MEETING OF SHAREHOLDERS. Notwithstanding Section 1.8 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding Shares of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 14-2-1104 of the GBCC.

                  Section 1.10 ESCROW. Simultaneously herewith, Parent, the Company and First Union National Bank of Georgia, a national banking association, as escrow agent (the "Escrow Agent"), are entering into an Escrow Agreement in the form attached hereto as Exhibit A, and Parent is depositing $5,000,000 (the "Escrow Amount") with the Escrow Agent, to be held and disposed of by the Escrow Agent pursuant to the Escrow Agreement. In the event that the Merger Agreement is terminated solely due to the failure of either (i) the Minimum Condition (provided at least 50.1% of the Shares outstanding on a fully diluted basis have been validly tendered and not withdrawn) and neither Parent nor the Purchaser has waived the Minimum Condition, or (ii) the Financing Condition (unless the failure of such Financing Condition is due solely to the failure of the Company to satisfy its obligations under Sections 5.11 and 5.13 hereof), then the Company shall be entitled to receive the entire Escrow Amount, as liquidated damages, and neither the Company nor Parent nor the Purchaser shall have any other rights or remedies in respect of this Agreement. Delivery of funds by the Escrow Agent to the applicable parties shall be made pursuant to the terms of the Escrow Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                  (a) THE PURCHASER COMMON STOCK. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Company Surviving Corporation or shall remain outstanding and constitute one fully paid and non-assessable share of the Purchaser Surviving Corporation, as the case may be, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) EXCHANGE OF SHARES. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) above and any Shares which are held by shareholders exercising appraisal rights pursuant to Article 13 of the GBCC ("Dissenting Shareholders")) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Article 13 of the GBCC.

                  Section 2.2  EXCHANGE OF CERTIFICATES.

                  (a) PAYING AGENT. Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to
Section 2.1(c) above. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to

Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

                  (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN THE SHARES. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which had not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.3 DISSENTERS' RIGHTS. If any Dissenting Shareholder shall demand to be paid the fair value of such holder's Shares, as provided in
Article 13 of the GBCC, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1 hereof.

                  Section 2.4 OPTIONS AND WARRANTS. At the Effective Time, each holder of a then outstanding option (collectively, the "Options") or warrant (collectively, the "Warrants") to purchase Shares granted by the Company, whether or not then exercisable, shall in settlement thereof, receive for each Share subject to such Option or Warrant an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Price and the per Share exercise price of such Option or Warrant to the extent such difference is a positive number. Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Options or Warrants, to the extent required by the terms of the plans or agreements governing such Options or Warrants, as the case may be, or pursuant to the terms of any Option or Warrant granted thereunder, and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.4 (except for such action that may require the approval of the Company's shareholders). Except as otherwise agreed to by Parent or the Purchaser and the Company, the Company shall take all action necessary to ensure that (i) the Company's 1991 Stock Option Plan, 1993 Stock Option Plan, as amended and restated as of October 11, 1995, and the Stock Option Plan for Directors (collectively, the "Stock Option Plans") shall have been terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof, shall be cancelled as of the Effective Time, and (ii) following the Effective Time,
(a) no participant in any Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and all such plans have been terminated, and (b) the Company will not be bound by any convertible security, option, warrant, right or agreement which would entitle any person to own any capital stock of the Company, the Surviving Corporation or any Subsidiary thereof.

                                   ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  Except as disclosed in the schedule attached to this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and the Purchaser as set forth below. The Company Disclosure Schedule will be arranged in sections corresponding to sections of this Agreement to be modified thereby.

                  Section 3.1 ORGANIZATION. (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). As used in this Agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or the Parent, as the case may be, owns a majority of the issued and outstanding capital stock or similar interests. As used in this Agreement, "Company Material Adverse Effect" with reference to any events, changes or effects, shall mean that such events, changes or effects are materially adverse to the Company and its Subsidiaries, taken as a whole.

                  (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. Except as disclosed in Section 3.1 of the Company Disclosure Schedule, the Company does not own any equity interest in any corporation or other entity.

                  Section 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, (i) 6,054,556 Shares are issued and outstanding, (ii) none of the Shares are issued and held in the treasury of the Company, (iii) none of the Preferred Stock is issued and outstanding, and (iv) 1,137,282 Shares are reserved for issuance upon the exercise of outstanding Warrants or Options.
Section 3.2(a) of the Company Disclosure Schedule discloses the number of shares subject to each outstanding Option and Warrant and the exercise price thereof. All the out-standing shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options or Warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding,
(ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                  (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of its Subsidiaries are owned beneficially and of record by the Company or one of its Subsidiaries, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances ("Encumbrances").

                  (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

                  Section 3.3 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been unanimously approved and duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except that consummation of the Merger may require approval of the Company's shareholders as contemplated by Section 1.8 hereof. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

                  Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings disclosed in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by the Company, the consummation of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii),
(iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Transactions. Section 3.4 of the Company Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the Transactions.

                  Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1995 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

                  Section 3.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in
Section 3.6 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course and (i) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect and (ii) the Company has not taken any action which would have been prohibited under Section 5.1 hereof.

                  Section 3.7 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations
(i) incurred in the ordinary course of business and consistent with past practice since December 31, 1996, (ii) pursuant to the terms of this Agreement,
(iii) as disclosed in Section 3.7 of the Company Disclosure Schedule, or (iv) as disclosed in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

                  Section 3.8 LITIGATION. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its

Subsidiaries before any Governmental Entity that, either individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

                  Section 3.9  EMPLOYEE BENEFIT PLANS.

                  (a) Section 3.9(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Plans"). Each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Internal Revenue Code of 1986, as amended (the "Code") is hereinafter referred to in this Section 3.9 as a "Title IV Plan." Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary.

                  (b) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

                  (c)  [Reserved.]

                  (d) With respect to each Title IV Plan, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Plan allocable to such accrued benefits.

                  (e) No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

                  (f) Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (g) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of such Plan under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and nothing has occurred since the issuance of such letter which could reasonably be expected to cause the loss of the tax-qualified status of such Plan and the related trust maintained thereunder. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                  (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

                  (i) Except as disclosed in Section 3.9(i) of the Company Disclosure Schedule or as set forth in Section 5.10 of this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, except as expressly provided in
Section 2.4 of this Agreement, (a) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (j) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits) which could have a material adverse effect upon the Plans or have a Company Material Adverse Effect.

                  (k) Notwithstanding anything in this Section 3.9 to the contrary, the representations and warranties set forth in Sections 3.9(c), (f), and (j) hereof shall not be deemed to be breached unless such breaches, either individually or in the aggregate, would have a Company Material Adverse Effect.

                  Section 3.10  TAX MATTERS; GOVERNMENT BENEFITS.

                  (a) Except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have duly filed (or there has been filed on its behalf) all Tax Returns (as hereinafter defined) that are required to be filed and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) shown due on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and each of its Subsidiaries for results of operations through June 30, 1996 (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Company's balance sheet as of June 30, 1996 included in the Financial Statements (the "Balance Sheet"). Since June 30, 1996, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any of its Subsidiaries file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

                  (b) Except as disclosed in Section 3.10(b) of the Company Disclosure Schedule, there are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for liens for Taxes not yet due.

                  (c) The federal income Tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including June 30, 1992, and, except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, no deficiencies were asserted as a result of such examinations that have not been resolved or fully paid. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) The deductibility of compensation paid by the Company or any of its Subsidiaries will not be limited by Section 162(m) of the Code.

                  (e) Except as disclosed in Section 3.10(e) of the Company Disclosure Schedule, no federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are threatened with regard to any Taxes or Tax Returns of the Company or of any of its Subsidiaries. No written notification has been received by the Company or by any of its Subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. To the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company, or any of its Subsidiaries either claimed or raised by any taxing authority in writing.

                  (f) Except as disclosed in Section 3.10(f) of the Company Disclosure Schedule, no power of attorney granted by either the Company or any of its Subsidiaries is currently in force.

                  (g) Except as disclosed in Section 3.10(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                  (h) Except as disclosed in Section 3.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has filed a consent pursuant to section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (i) Except as disclosed in Section 3.10(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC.

                  (j) Except as disclosed in Section 3.10(j) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has been a member of any affiliated group within the meaning of section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (k) As used in this Agreement, the following terms shall have the following meanings:

                         (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

                         (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  Section 3.11  INTELLECTUAL PROPERTY.

                  (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, the Company and its Subsidiaries own or have adequate rights to use all items of Intellectual Property (as defined below) necessary to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conducted, free and clear of all Encumbrances (other than Encumbrances which, individually or in the aggregate, would not have a Company Material Adverse Effect).

                  (b) To the knowledge of the Company, the conduct of the Company's and its Subsidiaries' business and the Intellectual Property owned or used by the Company and its Subsidiaries, do not infringe any Intellectual Property rights or any other proprietary right of any person other than infringements which, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and its Subsidiaries have received no notice of any allegations or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party other than infringements or conflicts which individually or in the aggregate would not have a Company Material Adverse Effect.

                  (c) As used in this Agreement, "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information; and (v) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing ("Licenses").

                  Section 3.12 EMPLOYMENT MATTERS. To the knowledge of the Company, no key employee disclosed in Section 3.12 of the Company Disclosure Schedule has any plans to terminate such employee's employment with the Company or any of its Subsidiaries as a result of the Transactions or otherwise. Neither the Company nor any of its Subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries.

                  Section 3.13 COMPLIANCE WITH LAWS. The Company and its Subsidiaries are in compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation, except for any matter otherwise covered by this sentence which would not have, individually or in the aggregate, a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

                  Section 3.14 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares in favor of the Merger is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the Transactions.

                  Section 3.15 ENVIRONMENTAL LAWS.

                  (a) Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, to the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below) (which compliance includes, without limitation, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance, either individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (b) Except as disclosed in Section 3.15(b) of the Company Disclosure Schedule, to the knowledge of the Company, there is no Environmental Claim (as defined below) pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which Environmental Claim would have, either individually or in the aggregate, a Company Material Adverse Effect.

                  (c) Except as disclosed in Section 3.15(c) of the Company Disclosure Schedule, to the knowledge of the Company, there are no past or present actions, activi-ties, circumstances, conditions, events or incidents, including, without limitation, the release or presence of any Hazardous Material (as defined below), which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, which Environmental Claim would have, either individually or in the aggregate, a Company Material Adverse Effect.

                  (d) Except as disclosed in Section 3.15(d) of the Company Disclosure Schedule, to the knowledge of the Company, the Company and its Subsidiaries have not, and to the Company's knowledge, no other person has, placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except (x) for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries, or (y) which would not, either individually or in the aggregate, have a Company Material Adverse Effect.

                  (e) Without in any way limiting the generality of the foregoing, except as disclosed in Section 3.15(e) of the Company Disclosure Schedule, to the knowledge of the Company, none of the properties owned, operated or leased by the Company or any of its Subsidiaries contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed the existence of which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

                  (f) The Company has made available to Parent for review copies of all environmental reports or studies in its possession.

                  (g) For purposes of this Agreement, (i) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials; (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (iii) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                  Section 3.16 INFORMATION IN PROXY STATEMENT. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will not, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 3.17 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of J.C. Bradford & Co., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.

                  Section 3.18 RIGHTS AGREEMENT. The Company has taken all action which may be necessary under the Shareholder Rights Agreement dated as of July 25, 1995 between the Company and First Union National Bank of North Carolina, as Rights Agent (the "Rights Agreement"), so that the execution of this Agreement and any amendments hereto by the parties hereto and the consummation of the transactions contemplated hereby shall not cause (i) Parent and/or the Purchaser to become an Acquiring Person (as defined in the Rights Agreement), (ii) a Distribution Date, a Stock Acquisition Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur, irrespective of the number of Shares acquired pursuant to the Offer and (iii) the Rights Agreement is otherwise inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger. The Company has furnished to Parent a true and complete copy of Amendment No. 1 to the Rights Agreement, which is in full force and effect.

                  Section 3.19 PHONES. Except as disclosed in Section 3.19 of the Company Disclosure Schedule, the Company has good and marketable title, free of all Encumbrances, to at least 20,000 pay telephones and at least 5,800 prison phones in operation, subject to enforceable site location agreements and generating income for the Company. The average term of such site location agreements for each telephone (excluding prison phones) is at least 40 months and the average term of such site location agreements for each prison phone is at least 28 months.

                  Section 3.20 AVERAGE NET REVENUE. As of the date hereof and as of the Closing, the Average Net Revenue shall be at least $90 per pay telephone (excluding prison phones) and $145 per prison phone in operation as of the date of this Agreement. For purposes of this Agreement, "Average Net Revenue" for such pay telephones shall mean the average of the monthly gross revenues minus telephone bills and commissions (assuming dial-around compensation is based on the state of the law existing prior to September 20, 1996) for the 18 months prior to the date of this Agreement. Average Net Revenue from operator service providers shall only include revenues received by the Company from such providers.

                  Section 3.21 BROKERS OR FINDERS. The Company represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for J.C. Bradford & Co., whose fees are set forth in the engagement letter attached as Section 3.21 of the Company Disclosure Schedule.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company as set forth below.

                  Section 4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of Ohio and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Georgia.

                  Section 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the Boards of Directors of Parent and the Purchaser and by Parent as the sole shareholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

                  Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Articles of Incorporation or Code of Regulations of Parent or the Articles of Incorporation or By-Laws of the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and the Purchaser to consummate the Transactions.

                  Section 4.4 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or the Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement, if any, will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.5 FINANCING. Parent has received a highly confident letter for the funds sufficient to finance the transactions contemplated herein and has made available to the Company a true and correct copy of such letter.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or (ii) as agreed in writing by Parent, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to
Section 1.3 hereof (the "Appointment Date"):

                  (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                  (b) the Company will not, directly or indirectly, (i) except upon exercise of Warrants or Options or other rights to purchase shares of Common Stock outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or By-laws or similar organizational documents; or
(iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

                  (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Warrants or Options outstanding on the date hereof;
(iii) transfer, lease, license, sell or dispose of any assets, or incur any indebtedness or other liability other than in the ordinary course of business, or mortgage, pledge or encumber any assets or modify any indebtedness; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (d) neither the Company nor any of its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

                  (e) neither the Company nor any of its Subsidiaries shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

                  (f) neither the Company nor any of its Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business;

                  (g) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP, neither the Company nor any of its Subsidiaries shall make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

                  (h) neither the Company nor any of its Subsidiaries will enter into any agreement with respect to the foregoing or take any action with the intent of causing any of the conditions to the Offer set forth in Annex A not to be satisfied.

                  Section 5.2 ACCESS; CONFIDENTIALITY. (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, including without limitation, true and complete copies of each Plan of the Company or of any of its Subsidiaries and any amendments thereto (or if any Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any summary plan description under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each such Plan intended to qualify under Section 401 of the Code. Access shall include the right to conduct such environmental studies and tests as Parent, in its reasonable discretion, shall deem appropriate; provided, however, that such studies and tests must be performed prior to April 15, 1997 and must be performed in such a way as not to disrupt materially the Company's business. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request.

Unless otherwise required by law and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with, and will otherwise abide by, the provisions of the Confidentiality Agreement between the Company and Parent dated July 25, 1996 (the "Confidentiality Agreement").

                  (b) Following the execution of this Agreement, Parent and the Company shall cooperate with each other and make all reasonable efforts to minimize any disruption to the business which may result from the announcement of the Transactions.

                  Section 5.3 CONSENTS AND APPROVALS. (a) Each of the Company, Parent and the Purchaser shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                  (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

                  Section 5.4 NO SOLICITATION. (a) Neither the Company nor any of its Subsidiaries shall (and the Company and its Subsidiaries shall cause their respective officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent or any of its affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business and properties of the Company or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"), except that nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Board of Directors, after receiving advice from outside counsel, is required under applicable law; provided that, except as permitted by this Section 5.4, neither the Board of Directors of the Company nor any committee thereof shall (x) approve or recommend or propose to approve or recommend any Acquisition Proposal, (y) enter into any agreement with respect to any Acquisition Proposal, or (z) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger. The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which the Board of Directors determines in good faith can be fully financed and (y) in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within one business day following receipt of a Superior Proposal notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent. At any time after two business days following notification to Parent of the Company's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of this Section 5.4(b), the Board of Directors may withdraw or modify its approval or recommendation of the Offer.

                  (c) In the event of a Superior Proposal which (i) is to be paid entirely in cash and (ii) is not subject to any financing condition or contingency, the Company may enter into an agreement with respect to such Superior Proposal no sooner than four days after giving Parent written notice of its intention to enter into such agreement; provided that the Purchaser or Parent has not, prior to the expiration of such four-day period, advised the Company of its intention to raise the Offer Price to match such Superior Proposal and has waived the Financing Condition (unless the sole reason for the Financing Condition not to be waived is the failure of the Company to satisfy its obligations under Sections 5.11 and 5.13 hereof). Upon expiration of such four-day period without such action by the Purchaser or Parent, the Company may enter into an agreement with respect to such Superior Proposal (with the bidder and on terms no less favorable than those specified in such notification), provided it shall concurrently with entering into such agreement pay or cause to be paid to Parent the amount specified in Section 8.1(b) hereof.

                  Section 5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to achieve the satisfaction of the Minimum Condition, the Financing Condition and all conditions set forth in Annex A attached hereto and
Article VI hereof, and to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 5.6 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.8 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. (a) For six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable Georgia law, the terms of the Company's Articles of Incorporation or the By-laws, as in effect at the date hereof; provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, that the Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insur-ance under this Section 5.8(b) in excess of $103,250; and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.8(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of $103,250.

                  Section 5.9 PURCHASER COMPLIANCE. Parent shall cause the Purchaser to comply with all of its obligations under or related to this Agreement.

                  Section 5.10 SEVERANCE ARRANGEMENTS. Parent shall cause the Surviving Corporation to honor the severance arrangements set forth in the Employment Agreement dated as of November 6, 1995 (the "Employment Agreement") by and between Communications Central of Georgia, Inc., a Georgia corporation and wholly owned Subsidiary of the Company and Rodger L. Johnson (the "Executive"), except to the extent modified or superseded by any separate agreement which may be entered into by the Executive and Parent or the Purchaser or any of their respective Subsidiaries.

                  Section 5.11 FINANCING. Parent shall endeavor in good faith to secure funds sufficient for Parent and the Purchaser to consummate the transactions contemplated hereby. The Company shall provide such assistance as Parent may reasonably request in connection with securing such funds, including, without limitation, using its reasonable best efforts to (a) make available on a timely basis such financial information of the Company and its Subsidiaries as may reasonably be required in connection with any such financing, (b) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants and opinion letters from the Company's attorneys, with such letters to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such transactions, and (c) make available representatives of the Company and its accountants and attorneys in connection with any such financing, including for purposes of due diligence and marketing efforts related thereto.

                  Section 5.12 ADDITIONAL EMPLOYEE COVENANTS. The Company shall, within five business days of the date hereof, deliver to Parent covenants not to compete in a form reasonably satisfactory to Parent for each of Mark Noyd, Ann Galloway and Robert Bowling.

                  Section 5.13 SENIOR CREDIT REFINANCING. At the request of Parent, the Company shall take all action reasonably necessary to assist Parent and the Purchaser in refinancing the Company's senior secured credit facility upon the purchase of and payment for Shares by the Purchaser pursuant to the Offer, including without limitation (i) borrowing such replacement indebtedness obtained by Parent or the Purchaser from Parent or the Purchaser,
(ii) providing subsidiary guarantees of such indebtedness to Parent or the Purchaser; (iii) pledging the Company's assets as security for such indebtedness; and (iv) arranging for releases of liens which secure prior indebtedness against the Company's assets.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part jointly by the Company and Parent to the extent permitted by applicable law:

                  (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, if required by applicable law in order to consummate the Merger;

                  (b) STATUTES; COURT ORDERS. No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

                  (c) PURCHASE OF SHARES IN OFFER. Parent, the Purchaser or their affiliates shall have purchased Shares pursuant to the Offer, except that this condition shall not apply if Parent, the Purchaser or their affiliates shall have failed to purchase Shares pursuant to the

Offer in breach of their obligations under this Agreement; and

                  (d) HSR APPROVAL. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  Section 6.2 CONDITION TO PARENT'S AND THE PURCHASER'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Parent and the Purchaser to consummate the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.4 hereof shall have been taken, which may be waived in whole or in part by Parent and the Purchaser.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 TERMINATION. This Agreement may be terminated and the Transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

                  (a)  By the mutual written consent of Parent
and the Company; or

                  (b)  By either of the Company or Parent:

                         (i) if (x) the Offer shall have expired without any Shares being purchased therein or (y) the Purchaser shall not have accepted for payment all Shares tendered pursuant to the Offer by May 19, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date; or

                         (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable ef-forts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (c)  By the Company:

                         (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is at such time in breach of its obligations under this Agreement such as to cause a Company Material Adverse Effect; or

                         (ii) if Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent or the Purchaser, as applicable; or

                         (iii) in connection with entering into a definitive agreement in accordance with Section 5.4(c) hereof, provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the amount specified in Section 8.1(b) hereof; or

                  (d)  By Parent:

                         (i) if, due to an occurrence, not involving a breach by Parent or the Purchaser of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

                         (ii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (f) or
         (g) of Annex A hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or

                         (iii)  upon the occurrence of any event set
         forth in paragraph (e) of Annex A hereto.

                  Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to its terms, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Purchaser, Parent or the Company except (A) for fraud or for breach of this Agreement prior to such termination and (B) as set forth in the last sentence of
Section 5.2(a) and Sections 7.2 and 8.1 hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 FEES AND EXPENSES. (a) Except as contemplated by this Agreement, including Sections 8.1(b) and (c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

                  (b) If (i) Parent terminates this Agreement pursuant to
Section 7.1(d)(iii) hereof, (ii) the Company terminates this Agreement pursuant to Section 7.1(c)(iii) hereof, or (iii) either the Company or Parent terminates this Agreement pursuant to Section 7.1(b)(i) and prior thereto there shall have been publicly announced another Acquisition Proposal or an event set forth in paragraph (h) of Annex A shall have occurred, the Company shall pay to Parent, an amount equal to the greater of $2,000,000 (the "Termination Fee"), or an amount equal to Parent's actual, reasonable and reasonably documented out-of-pocket fees and expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement, the consummation of the Transactions and the financing therefor, which shall be payable in same day funds, provided that in no event shall the Company be obligated to pay any such fees and expenses in excess of $2,500,000. The Termination Fee or Parent's good faith estimate of its expenses, as the case may be, shall be paid concurrently with any such termination, together with delivery of a written acknowledgement by the Company of its obligation to reimburse Parent for its actual expenses in excess of such estimated expenses payment.

                  (c) If the Company terminates this Agreement pursuant to (i)
Section 7.1(b) and the sole reason for the Purchaser's failure to purchase Shares in the Offer is the Parent's failure to satisfy the Financing Condition (except if the sole reason for Parent's failure to satisfy the Financing Condition is the failure of the Company to satisfy its obligations under Sections 5.11 and 5.13 hereof), or (ii) Section 7.1(c) hereof, then Parent shall pay to the Company an amount equal to the Company's reasonable legal fees and expenses incurred, as of the date of such termination, with respect to this Agreement and the Transactions.

                  Section 8.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.2(a)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

                  Section 8.3 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or the Purchaser, to:

                         PhoneTel Technologies, Inc.
                         650 Statler Office Building
                         1127 Euclid Avenue
                         Suite 650
                         Cleveland, Ohio 44115-1601
                         Attention: Chairman
                         Telephone No.:  (216) 241-2555
                         Telecopy No.:  (216) 241-2574

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, New York 10022
                         Attention: Stephen M Banker, Esq.
                         Telephone No.:  (212) 735-2760
                         Telecopy No.:  (212) 735-2000

                    (b) and, if to the Company, to:

                         Communications Central Inc.
                         1150 Northmeadow Parkway
                         Suite 118
                         Roswell, Georgia 30076
                         Attention: President
                         Telephone No.: (770) 442-7300
                         Telecopy No.: (770) 751-9082

                         with a copy to:

                         Hunton & Williams
                         600 Peachtree Street, N.E.
                         Suite 4100
                         Atlanta, Georgia 30308
                         Attention: J. Stephen Hufford, Esq.
                         Telephone No.: (404) 888-4048
                         Telecopy No.: (404) 888-4190

                  Section 8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  Section 8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the Escrow Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement and the Escrow Agreement are not intended to confer upon any person other than the parties hereto or thereto any rights or remedies hereunder or thereunder.

                  Section 8.8 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to express-ing the intention of the invalid or unenforceable term or provision.

                  Section 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

                  Section 8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                             PHONETEL TECHNOLOGIES, INC.

                             By /s/ Peter Graf
                               --------------------------------
                               Name: Peter Graf
                               Title: Chairman

                             PHONETEL ACQUISITION CORP.

                             By /s/ Peter Graf
                               --------------------------------
                               Name: Peter Graf
                               Title: Chairman

                             COMMUNICATIONS CENTRAL INC.

                             By /s/ Rodger L. Johnson
                               --------------------------------
                               Name: Rodger L. Johnson
                               Title: President and Chief Executive Officer

                                                                         ANNEX A

                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of the Merger Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser, in its judgment reasonably exercised, to have occurred:

                  (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limi-tations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or in the New York Stock Exchange Composite Index in excess of 15% measured from the close of business on the trading day next preceding the date of the Merger Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (vi) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institu-tions in the United States to extend credit or syndicate loans or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                  (d) there shall have occurred any events after the date of the Merger Agreement which, either individually or in the aggregate, would have a Company Material Adverse Effect;

                  (e) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Acquisition Proposal;

                  (f) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of the Merger Agreement and as of the scheduled expiration of the Offer, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, would not, individually or in the aggregate, result in a Company Material Adverse Effect;

                  (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under the Merger Agreement other than any failure which would not have, either individually or in the aggregate, a Company Material Adverse Effect;

                  (h) any person acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), of at least 20% of the outstanding Common Stock of the Company;

                  (i) the Merger Agreement shall have been terminated in accordance with its terms; or

                  (j) Parent shall not have satisfied the Financing Condition.

                  The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or the Purchaser not in violation of the Merger Agreement) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, subject in each case to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.